Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the securities of Waterdrop Inc., and further agree that this agreement be included as an exhibit to such joint filings.

Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

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IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2022

Harmonious Ocean Limited

By:	/s/ Samantha Fu
Name: Samantha Fu
Title: Director

Boyu Capital Fund IV, L.P. By: Boyu Capital General Partner IV, Ltd.

By:	/s/ Samantha Fu
Name: Samantha Fu
Title: Director

Boyu Capital General Partner IV, Ltd.

By:	/s/ Samantha Fu
Name: Samantha Fu
Title: Director

Boyu Capital Group Holdings Ltd.

By:	/s/ Samantha Fu
Name: Samantha Fu
Title: Director

XYXY Holdings Ltd.

By:	/s/ Xiaomeng Tong
Name: Xiaomeng Tong
Title: Director

By:	/s/ Xiaomeng Tong
Name: Xiaomeng Tong

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